Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated May 7, 2020 on the consolidated financial statements of Recruiter.com Group, Inc. and Subsidiaries for the years ended December 31, 2019 and 2018, included herein on the registration statement of Recruiter.com Group, Inc. on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

September 30, 2020